Exhibit 10.2

EXCHANGE AGREEMENT

by and among

IMPERIAL CAPITAL GROUP, INC.,

ICGI HOLDINGS, LLC

and

IMPERIAL CAPITAL GROUP, LLC

Dated as of [—], 2010

TABLE OF CONTENTS

			Page

ARTICLE I	DEFINITIONS		2

SECTION	1.1.	Definitions	2
SECTION	1.2.	General	5

ARTICLE II	REPRESENTATION AND WARRANTIES		5

SECTION	2.1.	Representations and Warranties of ICG LLC and ICGI	5
SECTION	2.2.	Representations and Warranties of ICG LLC	6
SECTION	2.3.	Representations and Warranties of ICGI Holdings	6

ARTICLE III	INITIAL PURCHASE AND INITIAL ICG LP CONTRIBUTION AND EXCHANGE		6

SECTION	3.1.	Initial Purchase	6
SECTION	3.2.	Effect of the Initial Purchase	6
SECTION	3.3.	Initial ICG LP Contribution and Exchange	7
SECTION	3.4.	Overallotment Purchase	7
SECTION	3.5.	Class B Common Stock	7

ARTICLE IV	EXCHANGES AND REDEMPTIONS		7

SECTION	4.1.	Elective Exchanges	7
SECTION	4.2.	Mandatory Exchanges	9

ARTICLE V	RELATIONSHIP AMONG THE PARTIES		9

SECTION	5.1.	Parity of Holdings Common Units and Shares of Common Stock	9
SECTION	5.2.	ICG LP Further Assurances	10

ARTICLE VI	MISCELLANEOUS		10

SECTION	6.1.	Entire Agreement	10
SECTION	6.2.	Expenses	10
SECTION	6.3.	Notices	11
SECTION	6.4.	Amendment, Modification or Waiver	11
SECTION	6.5.	Successors and Assigns; No Third Party Beneficiaries	11
SECTION	6.6.	Counterparts	11
SECTION	6.7.	Specific Performance	11
SECTION	6.8.	Governing Law	12
SECTION	6.9.	Submission to Jurisdiction; Waivers	12
SECTION	6.10.	Interpretation	12
SECTION	6.11.	Severability	12
SECTION	6.12.	Tax Allocations	12

-i-

Exhibits to the Exchange Agreement

Exhibit A	Tax Receivable Agreement
Exhibit B	Contribution Agreement
Exhibit C	Form of Exchange Request

-ii-

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [—], 2010, by and among Imperial Capital Group, Inc., a Delaware corporation (“ICGI”), ICGI Holdings, LLC, a Delaware limited liability company (“ICGI Holdings”) and Imperial Capital Group, LLC, a Delaware limited liability company (“ICG LLC” and together with ICGI and ICGI Holdings, the “Parties” and each a “Party”).

RECITALS

WHEREAS, ICGI intends to consummate an initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, in connection with the IPO, the members of ICG LLC contribute their membership interests in ICG LLC to ICGI Holdings in exchange for ICGI Holdings membership interests pursuant to the terms of a Contribution Agreement (the “Contributions”), which exchange will constitute a transaction for valuable consideration;

WHEREAS, in connection with the IPO, following the Initial Contribution, ICGI Holdings will convert ICG LLC into a Delaware limited partnership (which limited partnership shall be referred to herein as “ICG LP”), with ICGI Holdings being the initial general partner and Imperial Capital Group Holdings, LLC (“ICGH LLC”) being the initial limited partner, the membership interests in ICG LLC will become limited partnership interests of ICG LP (“ICG LP Units”) and upon conversion ICG LP will assume all of the obligations of ICG LLC under this Agreement;

WHEREAS, ICGI Holdings desires to sell certain of its ICG LP Units to ICGI concurrently with the consummation of the IPO for consideration consisting of: (a) a portion of the net proceeds from the IPO and (b) the right to future payments pursuant to the Tax Receivable Agreement (as defined below);

WHEREAS, ICGI believes that it is in its best interest to increase its ownership of ICG LP Units over time and agrees to exchange shares of Common Stock with ICGI Holdings for ICG LP Units from time to time when requested by ICGI Holdings; and

WHEREAS, ICG LP (as successor to ICG LLC) agrees to effect such transfers of its ICG LP Units and to take such actions as are otherwise necessary to facilitate the foregoing.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” has the meaning assigned to such term in the preamble to this Agreement, and includes any amendments or modifications to this Agreement after the date hereof.

“ARCC Imperial” means ARCC Imperial LLC, a Delaware limited liability company, and its Permitted Transferees.

“Change of Control Event” means the occurrence of any of the following: (a) both Jason W. Reese and Randall E. Wooster shall cease to be the members of the Executive Committee of ICGI Holdings (other than voluntarily or by reason of death or disability); (b) Jason W. Reese, Randall E. Wooster and their affiliates and heirs shall collectively own less than 50.1% or more of the equity or voting securities of Imperial Capital Group Holdings, LLC; or (c) Jason W. Reese, Randall E. Wooster and their affiliates and heirs shall collectively own less than 50.1% or more of the equity or voting securities of ICGI Holdings.

“Class B Common Stock” has the meaning set forth in Section 3.4.

“Common Stock” has the meaning set forth in the recitals.

“Contributions” has the meaning assigned to such term in the recitals.

“Contribution Agreement” means the Contribution Agreement, dated [—] by and among ICGI Holdings and the ICGI Holdings Members party thereto, substantially in the form of Exhibit B hereto, with such changes as may be determined by the parties thereto.

“Discretionary Exchange Date” has the meaning set forth in Section 4.1(b).

“Electing Member” has the meaning set forth in Section 4.1(c)(ii).

“Elective Exchange” has the meaning set forth in Section 4.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Exchange Request” has the meaning set forth in Section 4.1(c)(ii).

“Exchangeable Portion” has the meaning set forth in Section 4.1(b).

“Exchanged Shares” has the meaning set forth in Section 4.1(a).

“Executive Committee” means the Executive Committee of ICGI Holdings as established pursuant to the ICGI Holdings Limited Liability Company Agreement.

“General Exchange Date” has the meaning assigned to such term in Section 4.1(b).

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Holdings Common Units” has the meaning assigned to the term “Common Units” in the ICGI Holdings Limited Liability Company Agreement.

“ICG LLC” has the meaning assigned to such term in the preamble to this Agreement.

“ICG LP Limited Partnership Agreement” means the Limited Partnership Agreement of ICG LP, as may be amended from time to time.

“ICG LP Units” has the meaning assigned to the term “LP Units” in the ICG LP Limited Partnership Agreement.

“ICGH LLC” has the meaning assigned to such term in the recitals.

“ICGI Board” means the board of directors of ICGI.

“ICGI Holdings Members” has the meaning assigned to the term “Members” in the ICGI Holdings Limited Liability Company Agreement.

“ICGI Holdings Limited Liability Company Agreement” means the Limited Liability Company Agreement of ICGI Holdings, LLC, dated as of [—], 2010, entered into by and among the signatories thereto, as same may be amended from time to time.

“Initial Contribution” has the meaning assigned to such term in the Contribution Agreement.

“Initial ICG LP Contribution and Exchange” has the meaning assigned to such term in Section 3.3.

“Initial Purchase” has the meaning assigned to such term in Section 3.1.

“Investment” means the number of Holdings Common Units received by an ICGI Holdings Member immediately after the Contributions, as set forth on a schedule to be maintained by ICGI, as such number of Holdings Common Units may be adjusted in accordance with Section 5.1.

“IPO” has the meaning assigned to such term in the recitals.

“IPO Closing Date” means the date of the closing of the IPO.

“IPO Pricing Time” means the time at which the Pricing Committee of ICGI’s board of directors approves the offering price of the Common Stock to be sold in the IPO.

“Mandatory Exchange” has the meaning assigned to such term in Section 4.2.

“Party” or “Parties” has the meaning assigned to such term in the preamble to this Agreement.

“Permitted Transferees” means a Permitted Transferee as set forth in the ICGI Holdings Limited Liability Company Agreement.

“Proceeding” means a suit, action or proceeding relating to this Agreement.

“Qualified ICGI Holdings Member” means (i) ARCC Imperial, (ii) ICGH LLC so long as ICGH LLC has, prior to the execution of this Agreement, duly executed and delivered the Contribution Agreement and the ICGI Holdings Limited Liability Company Agreement and delivered the Spousal Consent, (iii) in the case of an ICGI Holdings Member (other than ARCC Imperial and ICGH LLC) who, at the time of the execution of this Agreement, is a) unmarried or b) a resident of a state other than California, an ICGI Holdings Member who has duly executed and delivered the Contribution Agreement and the ICGI Holdings Limited Liability Company Agreement prior to the execution of this Agreement, and (iv) in the case of an ICGI Holdings Member (other than ARCC Imperial and ICGH LLC) who is married and a resident of the State of California at the time of the execution of this Agreement, an ICGI Holdings Member who has duly executed and delivered the Contribution Agreement and the ICGI Holdings Limited Liability Company Agreement and has delivered the Spousal Consent prior to the execution of this Agreement. In the event that an ICGI Holdings Member (other than ARCC Imperial and ICGH LLC) is a trust, marital status and state of residence will be deemed to be those of the employee of Imperial Capital, LLC who originally was granted the ICG LLC securities included in the trust. An ICGI Holdings Member who is not a Qualified ICGI Holdings Member upon execution of this Agreement may become a Qualified ICGI Holdings Member at the sole discretion of the Executive Committee.

“Registration Rights Agreement” has the meaning assigned to such term in Section 4.1(b).

“Registration Statement” means the registration statement on Form S-1 of ICGI under the Securities Act relating to the Common Stock to be issued in the IPO, as amended or supplemented through the time such registration statement is declared effective by the SEC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Secondary Contribution” has the meaning assigned to such term in the Contribution Agreement.

“Spousal Consent” means the due execution and delivery of the spousal consents in the form attached to each of the Contribution Agreement and the ICGI Holdings Limited Liability Company Agreement by the spouse of the member of ICG LLC (or in the case of ICGH LLC, the spouses of Jason W. Reese and Randall E. Wooster) in connection with such ICG LLC member’s execution and delivery of each of the Contribution Agreement and ICGI Holdings Limited Liability Company Agreement. In the event that an ICG LLC member (other than ARCC Imperial and ICGH LLC) is a trust, “spouse” for the purposes of delivery of a spousal consent shall mean the spouse of the employee of Imperial Capital, LLC who originally was granted the ICG LLC securities included in the trust.

“Tax Benefit Units” has the meaning assigned to such term in the ICGI Holdings Limited Liability Company Agreement.

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into by and between ICGI and ICGI Holdings, substantially in the form of Exhibit A hereto, with such changes as may be determined by the parties thereto.

SECTION 1.2. General. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a Governmental Authority; and

(e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

REPRESENTATION AND WARRANTIES

SECTION 2.1. Representations and Warranties of ICG LLC and ICGI.

(a) Each of ICG LLC and ICGI represents that it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; and

(b) Each of ICG LLC and ICGI represents that this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other Parties).

SECTION 2.2. Representations and Warranties of ICG LLC.

(a) ICG LLC represents that the ICG LP Units to be sold by ICGI Holdings to ICGI pursuant to the Initial Purchase, when sold, will have been duly authorized and will be validly issued and fully paid; and

(b) ICG LLC represents that the ICG LP Units to be issued to ICGI pursuant to the Initial ICG LP Contribution and Exchange, when issued and delivered by ICG LP to ICGI against payment of the consideration therefor in the Initial ICG LP Contribution and Exchange, will have been duly authorized and will be validly issued and fully paid.

SECTION 2.3. Representations and Warranties of ICGI Holdings.

(a) ICGI Holdings represents that it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; and

(b) ICGI Holdings represents that this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other Parties).

(c) ICGI Holdings represents that it has, and at the time of the Initial Purchase will have, valid title to the ICG LP Units to be sold by ICGI Holdings to ICGI pursuant to the Initial Purchase, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver such ICG LP Units.

ARTICLE III

INITIAL PURCHASE AND INITIAL ICG LP CONTRIBUTION AND EXCHANGE

SECTION 3.1. Initial Purchase. On the IPO Closing Date, ICGI Holdings shall sell [—] ICG LP Units to ICGI (the “Initial Purchase”) for an aggregate consideration consisting of: (a) $[—], such amount to be paid out of the net proceeds of the IPO, and (b) the right to certain future payments pursuant to the Tax Receivable Agreement in connection with the Initial Purchase. ICGI shall pay the cash consideration set forth in clause (a) above on the IPO Closing Date by wire transfer of immediately available funds to an account or accounts designated in writing by ICGI Holdings, and ICGI Holdings shall distribute such proceeds only to Qualified ICGI Holdings Members.

SECTION 3.2. Effect of the Initial Purchase. On the IPO Closing Date, after giving effect to the Initial Purchase, ICGI, ICGI Holdings and ICGH LLC shall join in the execution of the ICG LP Limited Partnership Agreement, with ICGI being admitted as the sole general partner, with ICGI Holdings resigning as initial general partner and continuing as a limited partner, and with ICGH LLC withdrawing as the initial limited partner effective upon its contribution of its ICG LP Units to ICGI Holdings in the Secondary Contribution. The books and records of ICG LP shall be updated to reflect the Initial Purchase and the foregoing transactions.

SECTION 3.3. Initial ICG LP Contribution and Exchange. On the first Business Day immediately following the IPO Closing Date, ICGI shall contribute the remaining portion of the net proceeds of the IPO to ICG LP and ICG LP will issue and distribute to ICGI [—] ICG LP Units (the “Initial ICG LP Contribution and Exchange”). ICGI shall pay the cash consideration set forth in the immediately preceding sentence by wire transfer of immediately available funds to an account or accounts designated in writing by ICG LP. Immediately following the Initial ICG LP Contribution and Exchange, the Secondary Contribution shall be effected, after which ICGI and ICGI Holdings shall be the only partners of ICG LP.

SECTION 3.4. Overallotment Purchase. ICGI Holdings hereby grants an option to ICGI to purchase up to [—] ICG LP Units (each an “Overallotment Purchase”) for consideration consisting of: (a) $[—] per ICG LP Unit and (b) the right to certain future payments pursuant to the Tax Receivable Agreement. The option granted hereby will expire 30 days after the date hereof and may be exercised by ICGI, in its sole discretion, in whole or in part from time to time only to the extent the underwriters in the IPO have exercised their overallotment option in connection with the offering and distribution of the Common Stock in the IPO. ICGI shall pay the cash consideration set forth in clause (a) above not later than seven full business days after the exercise of an Overallotment Purchase, by wire transfer of immediately available funds to an account or accounts designated in writing by ICGI Holdings.

SECTION 3.5. Class B Common Stock. On the IPO Closing Date, as part of the consideration for, and concurrently with the Initial Purchase, ICG LP shall transfer to ICGI Holdings 100 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) of ICGI then held by ICG LP. The shares of Class B Common Stock described in the immediately preceding sentence represent all of the authorized, issued and outstanding shares of such Class B Common Stock.

ARTICLE IV

EXCHANGES AND REDEMPTIONS

SECTION 4.1. Elective Exchanges.

(a) Elective Exchanges. Pursuant to the ICGI Holdings Limited Liability Company Agreement and in accordance with the schedule and the procedures set forth in this Article IV, each Qualified ICGI Holdings Member is entitled to request and ICGI Holdings shall thereafter tender the exchange with ICGI of the Exchangeable Portion (as defined below) of such Qualified ICGI Holdings Member’s Holdings Common Units for shares of Common Stock (an “Elective Exchange”). Upon tender by a Qualified ICGI Holdings Member of Holdings Common Units in an amount which is equal to or less than its Exchangeable Portion, ICGI Holdings will exchange an equal number of ICG LP Units with ICGI for shares of Common Stock. For each Holdings Common Unit tendered by a Qualified ICGI Holdings Member, ICGI Holdings will exchange one ICG LP Unit with ICGI for (i) one share of Common Stock and (ii) the right to certain future payments pursuant to the Tax Receivable Agreement in connection with ICGI’s acquisition of such ICG LP Unit. Upon the exchange of ICG LP Units for shares of Common Stock, ICGI Holdings shall as promptly as possible, but in no event later than two (2) business days from its receipt of such shares of Common Stock, distribute such shares of Common Stock (the “Exchanged Shares”) to the Qualified ICGI Holdings Member requesting the exchange and cancel the tendered Holdings Common Units (but shall not cancel any Tax Benefit Units of ICGI Holdings).

(b) Each Qualified ICGI Holdings Member’s Investment shall become exchangeable in accordance with the following schedule (the “Exchangeable Portion”): (A) in the case of ARCC Imperial, all or any portion of its Investment on or after the three month anniversary of the IPO Closing Date and (B) in the case of each Qualified ICGI Holdings Member other than ARCC Imperial: (i) 32.5% of such Qualified ICGI Holdings Member’s Investment (less the percentage of such member’s Investment purchased pursuant to Section 3.1 and Section 3.4) on the fourteen month anniversary of the IPO Closing Date, (ii) 55% of such Qualified ICGI Holdings Member’s Investment (less the percentage of such member’s Investment previously purchased or exchanged) on the second anniversary of the IPO Closing Date, (iii) 77.5% of such Qualified ICGI Holdings Member’s Investment (less the percentage of such member’s Investment previously purchased or exchanged) on the third anniversary of the IPO Closing Date and (iv) 100% of such Qualified ICGI Holdings Member’s Investment on the fourth anniversary of the IPO Closing Date. ICGI shall maintain a schedule which shall set forth the maximum number of ICGI Holdings Common Units which are eligible for exchange by each Qualified ICGI Holdings Member on each anniversary date described in subsections (i) through (iv) above. In the case of ARCC Imperial, each Elective Exchange shall occur: (A) in the event of an Elective Exchange which occurs on a date which is between the three and fourteen month anniversary of the IPO Closing Date or constitutes 100% of ARCC Imperial’s Investment (less ARCC’s Investment previously purchased or exchanged), at any time and (B) in the case of all other Elective Exchanges by ARCC Imperial, on or about the date that is the eighteen month anniversary of the IPO Closing Date and on or about such date which occurs every three months thereafter. In the case of each Qualified ICGI Holdings Member other than ARCC Imperial, each Elective Exchange shall occur on or about the date that is the fourteen month anniversary of the IPO Closing Date, on or about the date that is the eighteen month anniversary of the IPO Closing Date and on or about such date which occurs every three months thereafter (each date described in the preceding two sentences, a “General Exchange Date”). In addition, if not on or about a General Exchange Date, an Elective Exchange may occur (i) in the event of notification to ICGI Holdings of registration rights under Section 2.1(d) or Section 2.3 of the registration rights agreement, dated as of the date hereof, between ICGI, ICGH LLC and ICGI Holdings (the “Registration Rights Agreement”), on a date which is within 10 business days of receipt by ICGI of such notification or (ii) with the prior written consent of the members of the Executive Committee of ICGI Holdings (each date described in (i) and (ii), a “Discretionary Exchange Date”). Qualified ICGI Holdings Members shall have the right to exchange pursuant to this Section 4.1 for so long as any portion of their Investment remains outstanding.

(c) Procedures.

(i) Subject to clause (ii) below, each Elective Exchange of ICG LP Units shall be effected in accordance with the ICGI Holdings Limited Liability Company Agreement.

(ii) ICGI Holdings will cause its Operating Agreement to require that each Qualified ICGI Holdings Member desiring to exchange Holdings Common Units in accordance with Section 4.1(a) hereto (an “Electing Member”) prepare and deliver to ICGI Holdings a written request in the form attached hereto as Exhibit C signed by such Electing Member (A) stating the number of Holdings Common Units that such Electing Member desires to have exchanged, (B) certifying (1) that such Electing Member is entitled to request the exchange of the Holdings Common Units specified by such Electing Member and (2) that such Electing Member is the beneficial owner of such Holdings Common Units and (C) stating the General Exchange Date or the Discretionary Exchange Date on which such Electing Member desires that ICGI Holdings effect the Elective Exchange (each such request, an “Exchange Request”). Upon receipt of a duly executed Exchange Request from an Electing Member, ICGI Holdings shall as promptly as possible complete the Exchange Request by (A) stating the number of ICG LP Units that ICGI Holdings desires to have exchanged for Common Stock and (B) certifying that ICGI Holdings is the owner of the number of such ICG LP Units and (C) authorizing the exchange of the ICG LP Units listed in the Exchange Request for an equal number of shares of Common Stock on the specified General Exchange Date or Discretionary Exchange Date. A properly completed Exchange Request must be delivered to ICGI, both in its capacity as general partner of ICG LP and for itself, not less than 10 days (5 days in the event of a Discretionary Exchange Date) or more than 60 days prior to the General Exchange Date or Discretionary Exchange Date on which any such Electing Member desires that ICGI Holdings effect the Elective Exchanges in accordance with this Section 4.1. An Exchange Request may be revoked at any time prior to exchange of the applicable ICG LP Units for Common Stock.

SECTION 4.2. Mandatory Exchanges. Upon the occurrence of a Change of Control Event, all ICG LP Units owned by ICGI Holdings shall immediately be subject to exchange for shares of Common Stock on a one-to-one basis, and all outstanding shares of Class B Common Stock shall be cancelled (a “Mandatory Exchange”). ICGI Holdings shall then distribute to its members one share of Common Stock for each of their Holdings Common Units.

ARTICLE V

RELATIONSHIP AMONG THE PARTIES

SECTION 5.1. Parity of Holdings Common Units and Shares of Common Stock. It is the intention of each of ICGI, ICGI Holdings and ICG LP (as successor to ICG LLC) that, unless otherwise determined by the ICGI Board, including a majority of the independent directors of the ICGI Board, so long as ICGI Holdings owns ICG LP Units, the number of ICG LP Units outstanding shall at all times equal the number of outstanding shares of Common Stock plus the number of Holdings Common Units outstanding, and each of ICGI, ICGI Holdings and ICG LP (as successor to ICG LLC) agrees to cooperate to effect the intent of this sentence. To this end, if ICGI raises capital for ICG LP by offering shares of Common Stock to the public for cash or issues shares of Common Stock to employees of ICG LP or directors of ICGI pursuant to the terms of any ICGI equity incentive plan, upon receipt of such cash by ICG LP from ICGI and in consideration for the services of such employees or directors, additional ICG LP Units shall be issued to ICGI by ICG LP. In the event that ICGI shall: (i) subdivide the outstanding shares of Common Stock into a greater number of shares; (ii) combine the outstanding shares of Common Stock into a smaller number of shares; (iii) pay a dividend or make a distribution on shares of Common Stock in the form of shares of Common Stock; (iv) make a distribution on shares of Common Stock in shares of its share capital other than Common Stock or (v) issue by reclassification of the outstanding shares of Common Stock any shares of its share capital, then the number of ICG LP Units and Holdings Common Units would be proportionately adjusted to the extent necessary to preserve the economic rights of ICGI and ICGI Holdings in ICG LP, with such adjustment to be determined in good faith by the ICGI Board in consultation with ICGI Holdings. Similarly, if any shares of Common Stock are issued subject to restrictions resulting in forfeiture to ICGI or are otherwise redeemed by ICGI, a corresponding number of ICG LP Units shall be surrendered to ICG LP by ICGI for cancellation. Notwithstanding anything to the contrary contained herein, ICGI, ICGI Holdings and ICG LP shall not take any action which would cause ARCC Imperial to beneficially own in excess of 5% of ICGI or any subsidiary of ICGI.

SECTION 5.2. ICG LP Further Assurances. ICG LP (as successor to ICG LLC) agrees to effect transfers of its ICG LP Units and to take such actions as are otherwise necessary to facilitate the transactions contemplated by this Agreement.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Entire Agreement. This Agreement, the Contribution Agreement, the Tax Receivable Agreement, the ICGI Holdings Limited Liability Company Agreement and the ICG LP Limited Partnership Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 6.2. Expenses.

(a) Except as expressly set forth in this Agreement or the side letter, dated the date hereof, between ICGI and ARCC Imperial Corporation, all third party fees, costs and expenses paid or incurred in connection with the transactions contemplated by this Agreement will be paid by the Party incurring such fees, costs or expenses.

(b) With respect to the IPO, ICG LP (as successor to ICG LLC) shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the underwriters pursuant to the underwriting agreement, and all of the costs of producing and filing the applicable Registration Statement and printing, mailing and otherwise distributing the prospectus contained in such Registration Statement.

(c) Subsequent to the IPO, ICG LP (as successor to ICG LLC) shall reimburse ICGI for all reasonable third party costs, fees and expenses incurred by ICGI in the ordinary course of business, including all costs associated with all reports and other filings with the SEC.

SECTION 6.3. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

If to ICG LLC, ICG LP, ICGI or ICGI Holdings:

2000 Avenue of the Stars

9th Floor, South Tower

Los Angeles, California 90067

Attention: Jason Reese

Fax: (310) 777-3029

SECTION 6.4. Amendment, Modification or Waiver. This Agreement may be amended, modified, waived or supplemented, in whole or in part, only by a written agreement signed by ICGI, ICG LP (as successor to ICG LLC) and ICGI Holdings. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The waiver by such Parties of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION 6.5. Successors and Assigns; No Third Party Beneficiaries.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned or otherwise transferred, in whole or in part, by any Party without the prior written consent of each of the Parties.

(b) This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other persons any rights or remedies hereunder.

SECTION 6.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6.7. Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

SECTION 6.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

SECTION 6.9. Submission to Jurisdiction; Waivers. With respect to any Proceeding, each Party irrevocably (i) consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and any court of the U.S. located in the State of Delaware; (ii) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such Party; (iii) consents to the service of process at the address set forth for notices in Section 6.3 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (iv) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

SECTION 6.10. Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 6.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 6.12. Tax Allocations. All items of income, gain, loss, deduction and credit shall be allocated for federal income tax purposes between ICGI Holdings, ICGI and the other members of ICG LP (and its predecessor, ICG LLC) on the basis of the ownership of ICG LP (and its predecessor, ICG LLC) at the time the particular item is taken into account by ICG LP (and its predecessor, ICG LLC) for federal income tax purposes, except to the extent otherwise required by Section 706(d) of the Code. ICG LP shall elect to close its books pursuant to Section 706(d) of the Code and the Treasury Regulations thereunder immediately prior to the IPO Closing Date. With respect to any Elective Exchange, items of income, gain, loss, deduction and credit of ICG LP shall be allocated for federal income tax purposes between ICGI Holdings, ICGI and any other members of ICG LP using any method adopted by ICG LP for such purpose that is permissible under Section 706 of the Code.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

IMPERIAL CAPITAL GROUP, INC.

By:
	Name:	Jason Reese
	Title:	Chairman and Chief Executive Officer

ICGI HOLDINGS, LLC

By:
	Name:	Jason Reese
	Title:	Member of Executive Committee

IMPERIAL CAPITAL GROUP, LLC

By:
	Name:	Jason Reese
	Title:	Chief Executive Officer

Signature Page to Exchange Agreement

Exhibit A

Tax Receivable Agreement

Exhibit B

Contribution Agreement

Exhibit C

Form of Exchange Request

SECTION I (To be completed by Electing Member)

Name of Electing Member:

Number of Membership Units of ICGI Holdings, LLC to be exchanged:

General Exchange Date or Discretionary Exchange Date (circle one and specify date):

The undersigned hereby certifies that he, she or it is entitled to request the exchange of the ICGI Holdings, LLC Membership Units listed above and is the beneficial owner of a such ICGI Holdings, LLC Membership Units.

Date:
[Name of Electing Member]

SECTION II (To be completed by ICGI Holdings, LLC)

Number of Partnership Units of Imperial Capital Group, L.P. to be exchanged:

The undersigned hereby certifies that ICGI Holdings, LLC is the owner of the Partnership Units of Imperial Capital Group, L.P. requested to be exchanged and authorizes the exchange of such Partnership Units of Imperial Capital Group, L.P. for an equal number of shares of Common Stock of Imperial Capital Group, Inc.

Date:
ICGI HOLDINGS, LLC